As filed with the Securities and Exchange Commission on November 5, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invesco Finance, Inc.	Invesco Finance PLC

Invesco Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Bermuda	England and Wales
(State or Other Jurisdiction of Incorporation or Organization)

45-2404843	98-0557567
(I.R.S. Employer Identification No.)

Invesco Finance, Inc. 1555 Peachtree Street, NE, Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Ltd. 1555 Peachtree Street, NE, Atlanta, Georgia 30309 Telephone: (404) 892-0896	Invesco Finance PLC 30 Finsbury Square, London, EC2A 1AG, United Kingdom Telephone: 011-44-207-638-0731

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Kevin Carome

Senior Managing Director and

General Counsel

Invesco Ltd.

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

Telephone: (404) 479-2945

(Name, address, and telephone number, of agent for service)

Copies to:

Mark F. McElreath

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Telephone: (212) 210-9595

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

TABLE OF ADDITIONAL REGISTRANTS

Invesco Finance PLC and Invesco Finance, Inc. are, directly or indirectly, wholly-owned subsidiaries of Invesco Ltd. and may be issuers of debt securities guaranteed by Invesco Ltd. Other subsidiaries of Invesco Ltd. may be guarantors of debt securities offered by Invesco Finance PLC and Invesco Finance, Inc. As a result, all such entities are co-registrants:

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
IVZ, Inc. (1)	Delaware	6719	58-2287224
Invesco Management Group, Inc. (2)	Delaware	551112	76-0528004
Invesco Advisers, Inc. (2)	Delaware	523900	74-1881364
Invesco North American Holdings, Inc. (1)	Delaware	523900	51-0264787
Invesco Holding Company Limited (3)	England and Wales	—	98-0407710

(1)	The address, including zip code, and telephone number, including area code, of the co-registrant is 1555 Peachtree St. N.E., Atlanta, Georgia, 30309; Telephone: (404) 892-0896. The agent for service for this co-registrant is Kevin Carome, Invesco Ltd. – Senior Managing Director and General Counsel, who is located at 1555 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 479-2945.
(2)	The address, including zip code, and telephone number, including area code, of the co-registrant is 11 Greenway Plaza, Suite 100, Houston, Texas 77046; Telephone: (800) 347-1919. The agent for service for this co-registrant is Kevin Carome, Invesco Ltd. – Senior Managing Director and General Counsel, who is located at 1555 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 479-2945.
(3)	The address, including postal code, and telephone number, including area code, of the co-registrant is 30 Finsbury Square, London, EC2A 1AG, United Kingdom; Telephone: 011-44-207-638-0731. The agent for service for this co-registrant is Kevin Carome, Invesco Ltd. – Senior Managing Director and General Counsel, who is located at 1555 Peachtree Street N.E., Atlanta, Georgia 30309; Telephone: (404) 479-2945.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee (3)
Debt Securities	—	—	—	—
Guarantees of Debt Securities(4)	—	—	—	—
Preference Shares, par value $.20 per share	—	—	—	—
Common Shares, par value $.20 per share	—	—	—	—
Warrants	—	—	—	—
Subscription Rights	—	—	—	—
TOTAL	—	—	—	—

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of Debt Securities, Guarantees, Preference Shares, Common Shares, Warrants, and Subscription Rights of Invesco Ltd., or one or more of its consolidated subsidiaries, is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.
(4)	See the Table of Additional Registrants above. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the Guarantees.

Prospectus

Invesco Ltd.

Invesco Finance PLC

Invesco Finance, Inc.

Debt Securities

Guarantees of Debt Securities

Preference Shares

Common Shares

Warrants

Subscription Rights

Invesco Ltd. or its subsidiaries (which we refer to together as the “company,” “Invesco,” or “we”) may offer from time to time (i) unsecured senior or subordinated debt securities, (ii) guarantees of debt securities, (iii) preference shares, (iv) common shares, (v) warrants to purchase our debt securities, preference shares, common shares, or other securities, or (vi) subscription rights to purchase our debt securities, preference shares, common shares, or other securities.

We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.” If we decide to seek a listing of any debt securities, preference shares or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Our telephone number is (404) 892-0896.

Investing in our securities involves risk. You should carefully consider the “Risk Factors” beginning on page 1 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf registration” statement on Form S-3 that we filed with the Securities and Exchange Commission (“Commission” or “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 25.

When used in this prospectus, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” may refer to Invesco Ltd. and its consolidated subsidiaries, unless otherwise specified.

INVESCO LTD.

Invesco Ltd. is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring solutions for retail, institutional and high-net-worth clients around the world. Operating in more than 20 countries, Invesco had $683.0 billion in assets under management (“AUM”) as of September 30, 2012.

Invesco Ltd. is organized under the laws of Bermuda, and our common shares are listed and traded on the New York Stock Exchange under the symbol “IVZ.”

INVESCO FINANCE PLC

Invesco Finance PLC is an indirect wholly-owned subsidiary of Invesco Ltd. Invesco Finance PLC was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance PLC is 30 Finsbury Square, London, EC2A 1AG, United Kingdom, and its telephone number is 011-44-207-638-0731.

INVESCO FINANCE, INC.

Invesco Finance, Inc. is an indirect wholly-owned subsidiary of Invesco Ltd. Invesco Finance, Inc. was established to provide for the ongoing financing needs of Invesco Ltd. and its subsidiaries. The principal address of Invesco Finance, Inc. is 1555 Peachtree St. N.E., Atlanta, Georgia, 30309, and its telephone number is (404) 892-0896.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider any specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein, other public filings and oral and written statements by us and our management, may include statements that constitute “forward-looking statements” within the meaning of the United States securities laws. These statements are based on the beliefs and assumptions of our management and on information available to us at the time such statements are made. Forward-looking statements include information concerning possible or assumed future results of our operations, expenses, earnings, liquidity, cash flows and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and our ability to obtain additional financing or make payments on our debt, legal and regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this prospectus, the documents incorporated by reference herein or such other documents or statements, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements.

The factors described in this prospectus, incorporated by reference into this prospectus or contained in our other filings with the Commission, among others, could cause our results to differ materially from any results described in any forward-looking statements.

For more discussion of the risks affecting us, please refer to the section above entitled “Risk Factors.”

You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us and our businesses generally. We expressly disclaim any obligation to update any of the information in this or any other public filing if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the “safe harbor” provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. These may include continued expansion and diversification of our business, both by internal growth and by acquisition, and repayment of our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended September 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	14.21	13.46	9.50	6.78	8.51	11.88

(1)	In computing the ratio of earnings to fixed charges: (i) earnings have been based on income from continuing operations before income taxes, fixed charges (exclusive of interest capitalized and interest of consolidated investment products), and distributed income of equity investees and (ii) fixed charges consist of interest and amortization of debt discounts and fees expense (including amounts capitalized) and the estimated interest portion of rents.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either unsecured senior debt or unsecured subordinated debt.

Invesco Finance PLC and Invesco Finance, Inc. are indirect wholly-owned subsidiaries of Invesco Ltd. and may be issuers of debt securities guaranteed by Invesco Ltd. Other subsidiaries of Invesco Ltd. may be guarantors of debt securities offered by Invesco Finance PLC and Invesco Finance, Inc. When used in this section, the terms “company,” “Invesco,” “issuer,” “we,” “our,” and “us” may refer to Invesco Ltd., Invesco Finance PLC, or Invesco Finance, Inc., unless otherwise specified. We will issue debt securities that will be senior debt under an indenture to be entered into between us, the guarantors party thereto and The Bank of New York Mellon, as trustee (the “senior indenture”). We will issue debt securities that will be subordinated debt under an indenture to be entered into between us, the guarantors party thereto and The Bank of New York Mellon, as trustee (“subordinated indenture”). This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.

The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described under the heading “Where You Can Find More Information” on page 27.

General

The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Debt.” For additional information, see “—Subordination” below. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the indentures or otherwise. The debt securities will be fully and unconditionally guaranteed by the guarantors, as more fully described in the indentures. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities of or within the series and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities of or within the series;

•	the person or persons to whom any interest on the debt securities of or within the series shall be payable;

•	the date or dates on which the principal of the debt securities of or within the series is payable or the method by which such date or dates shall be determined or extended;

•

the rate or rates (which may be fixed or variable) at which the debt securities of or within the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record dates for any such interest payable or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of and any premium and interest on the debt securities of or within the series shall be payable and the manner in which any payment may be made;

•

the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities of or within the series may be redeemed, in whole or in part, at our option and the manner in which any election by us to redeem such securities shall be evidenced;

•

the obligation, if any, of us to redeem or purchase any of the debt securities of or within the series pursuant to any sinking fund or analogous provisions or at the option of us or the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of or within the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities of or within the series shall be issuable;

•

if the amount of any premium or interest on any debt securities of or within the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•

if applicable, that the debt securities of or within the series, in whole or any specified part, shall be defeasible, or the manner in which any election by us to defease such debt securities shall be evidenced;

•

if applicable, that any debt securities of or within the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global securities, and the manner, if any, in which any such global security may be exchanged in whole or in part for debt securities registered in the name of persons other than the depositary for such global security and any other provisions governing exchanges or transfers of any such global security;

•

any addition to, elimination of or other change in the events of default set forth in the indentures which applies to any debt securities of or within the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, elimination of or other change in the covenants set forth in the indentures which applies to debt securities of or within the series;

•

any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities of or within the series that may be converted into securities or other property other than debt securities of or within the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at our option or otherwise;

•	the terms and conditions, if any, pursuant to which the debt securities of or within the series are secured;

•	any restriction or condition on the transferability of the debt securities of or within the series;

•	the exchanges, if any, on which the debt securities of or within the series may be listed;

•	if other than the trustee, the identity of each security registrar or paying agent;

•	additional opinions, if any, to be delivered by us or the trustee in order to exercise either Defeasance or Covenant Defeasance with respect to debt securities of a series;

•

whether and under what circumstances we will pay additional amounts on the debt securities of or within the series to any holder in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option); and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the indentures, except as permitted in the indentures).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Debt, as defined below. The subordination provisions of the subordinated indenture define the subordination of the subordinated debt securities with respect to our Senior Debt. All such provisions shall also be deemed to apply in the same way (mutatis mutandis) to each guarantor, with appropriate corresponding references to the Senior Debt of such guarantors.

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	any of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•

any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Debt before we make any payment or distribution, whether in cash, securities or other property, on account of our subordinated debt securities of any series:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary, or bankruptcy proceedings;

•	any assignment by us for the benefit of our creditors; and

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution, whether in cash, securities or other property (other than our securities or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the indentures with respect to the debt securities of or within the series, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities of or within the series, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. Upon the payment in full of all Senior Debt, the rights of the holders of the subordinated debt securities shall be subrogated to all the rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the subordinated debt securities of any series shall have been paid in full, and such payments or distributions received by the holders of the subordinated debt securities of any series by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between us and our creditors other than the holders of Senior Debt, on the one hand, and the holders of subordinated debt securities of any series, on the other, be deemed to be a payment by us on account of Senior Debt, and not on account of the subordinated debt securities of any series.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Consolidation, Merger, Sale of Assets and Other Transactions

Neither we nor any guarantor may, in a single transaction or a series of related transactions (i) consolidate with or merge into another person, or permit any other person to consolidate with or merge into us or any such guarantor, and (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets to any other person, unless:

•

either (1) we are the surviving or continuing entity or (2) if we are not the surviving or continuing entity or if we transfer, sell, lease or otherwise dispose of all or substantially all of our assets to any other person, our successor shall expressly assume, by a supplemental indenture executed and delivered to the trustee, all of our obligations under the indentures and the debt securities;

•

either (1) each guarantor shall be the surviving or continuing entity or (2) if a guarantor is not the surviving or continuing entity or any such guarantor transfers, sells, leases, or otherwise disposes of all or substantially all of its assets to another person (other than to us or another guarantor), such other person shall expressly assume, by a supplemental indenture, all of such guarantor’s obligations under the indentures and the guarantees issued by such guarantor;

•	after giving effect to such transaction, no default or Event of Default, as defined below, has occurred and is continuing; and

•

in the event that the successor person is incorporated in a jurisdiction other than the United States or the United Kingdom, (A) we deliver to the trustee an opinion of counsel stating that the obligations of the successor person under the indentures, the debt securities and the guarantees, as applicable, are enforceable against such successor person to the same extent as our obligations or the obligations of such guarantor under the indenture, the debt securities and the guarantees, as applicable, immediately prior to such transaction; (B) the successor person agrees in writing to submit to jurisdiction and appoints an agent for the service of process, each under terms substantially similar to the terms contained in the indentures with respect to us and such guarantor, as applicable; and (C) our board of directors determines in good faith that such transaction will have no material adverse effect on any holder and a board resolution to that effect is delivered to the trustee.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest or any additional amounts on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal on any debt security of such series when due;

•

our failure to observe or perform, or our breach of (or the failure to observe or perform, or the breach by a guarantor, as applicable, of), any other covenants or agreements with respect to such debt securities for 60 days after written notice has been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series specifying such default or breach, requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

•

any guarantee of securities of that series is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect, except as permitted by the indentures or any supplemental indenture, or the guarantor repudiates its obligations under such guarantee;

•	certain events of bankruptcy, insolvency or reorganization by us or any guarantor; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing (other than certain Events of Default relating to bankruptcy, insolvency or reorganization as discussed below), the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of such affected series outstanding may, and the trustee at the request of such holders shall, declare, by written notice as provided in the applicable indenture, the principal of and accrued and unpaid interest on all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind such declaration and its consequences with respect to debt securities of such series if (1) we or any guarantor has paid or deposited with the trustee a sum sufficient to pay (i) all overdue interest on and additional amounts with respect to all debt securities of such series, (ii) all principal of any outstanding securities of such series that has become due other than by such declaration of acceleration and interest thereon at the rate borne by such debt securities and any additional amounts payable with respect thereto, (iii) to the extent that payment of such interest is lawful, interest on overdue interest, any additional amounts and overdue principal at the rate borne by the debt securities of such series and (iv) all sums paid or advanced by the trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and (2) all Events of Default with respect to debt securities of such series, other than the nonpayment of accelerated principal or interest and any additional amounts on the debt securities of such series, have been cured or waived.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties to act with due care, may require security or indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any proceeding, judicial or otherwise, against us under either of the indentures (except actions for payment of overdue principal of and interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities, as required under the applicable indenture, (ii) the holders of not less than 25% in principal amount of the debt securities of that series then outstanding under such indenture shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name under the indenture, (iii) such holder or holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request; (iv) the trustee shall have failed to institute any such proceeding within 60 days after its receipt of notice, request and offer of indemnity, and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

We must furnish to the trustee annually a statement as to our review of our performance of our obligations under the indentures and as to any default in such performance.

Defeasance and Covenant Defeasance

Under the indentures, we may, at our option:

•	be discharged from any and all of our obligations in respect of the debt securities of any series (except as otherwise provided in the indenture) (Defeasance), or

•

be discharged from our obligation to comply with certain restrictive covenants of the indentures and the related events of default with respect to the debt securities of any series (Covenant Defeasance).

In order to exercise either Defeasance or Covenant Defeasance, the following conditions must be satisfied:

(1) We must irrevocably deposit with the trustee (A) money in an amount, (B) U.S. government obligations that through the scheduled payment of principal and interest thereon will provide money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of (and premium, if any) and interest thereon and additional amounts on the debt securities of such series to maturity or the redemption date, as the case may be, and any mandatory sinking fund or analogous payments thereon;

(2) no default or event of default with respect to debt securities of such series has occurred and is continuing on the date of such deposit;

(3) such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of the guarantors is a party or by which we or any of the guarantors is bound;

(4) we must deliver to the trustee an opinion of U.S. counsel reasonably acceptable to the trustee to the effect that the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes either as a result of the Defeasance, Covenant Defeasance or deposit, and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case had the relevant Defeasance, Covenant Defeasance or deposit not occurred (and, in the case of Defeasance only, such opinion must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law);

(5) if the relevant debt securities are issued by Invesco Finance PLC, we must deliver to the trustee an opinion of U.K. counsel reasonably acceptable to the trustee to the effect that (i) the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.K. tax purposes either as a result of the Defeasance, Covenant Defeasance or deposit, and will be subject to U.K. tax on the same amount and in the same manner and at the same times as would have been the case had the relevant Defeasance, Covenant Defeasance or deposit not occurred and (ii) payments under or with respect to the debt securities of such series and any guarantees thereof will not become subject to withholding or deduction of U.K. tax either as a result of the Defeasance, Covenant Defeasance or deposit;

(6) if at such time the debt securities of the applicable series are listed on a national securities exchange, we must deliver to the trustee an opinion of counsel to the effect that the debt securities will not be delisted as a result of the Defeasance or the Covenant Defeasance; and

(7) we must deliver to the trustee an officers’ certificate and an opinion of counsel reasonably acceptable to the trustee, each stating that all conditions precedent provided for relating to the Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

We may exercise our Defeasance option with respect to debt securities of any series notwithstanding our prior exercise of our Covenant Defeasance option.

Modification and Waiver

Under the indentures, we, the guarantors and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We, the guarantors and the applicable trustee may also modify the indentures or any supplemental indenture or guarantee in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

change the stated maturity of the principal of, or any installment of interest on or any additional amounts with respect to, any debt securities of any series, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or any additional amounts with respect thereto, or change our obligations to pay additional amounts, or change the place of payment where, or the coin or currency in which any debt securities or the interest thereon or any additional amounts with respect thereto is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in aggregate principal amount of the outstanding debt securities of such series required to consent to any amendment of, or waiver of compliance with, any provision of or defaults under the indentures;

•

waive a default or Event of Default in the payment of principal of, interest on or any additional amounts with respect to the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities);

•	release any guarantor from any of its obligations under its guarantee or the indentures, except in accordance with the terms of the indentures or any supplemental indenture;

•	make any change that would adversely affect the rights of holders to receive additional amounts;

•	make any change in our obligations to maintain an office or agency in the places and for the purposes set forth in the indentures; or

•	amend, change or modify any of the above provisions.

Any change or elimination of any covenant or other provision of the indentures which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of any such series with respect to such covenant or other provision, shall be deemed to affect the rights only of the holders of such series of debt securities.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indentures which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures, except a default in the payment of the principal of or interest on any debt securities of such series or in respect of a provision that may not be amended, waived or supplemented without the consent of each holder of outstanding debt securities of such series.

Satisfaction and Discharge

Each indenture will cease to be of further effect as to any series of debt securities issued under such indenture and any guarantee thereof, except with respect to rights of registration of transfer or exchange and any right to receive additional amounts, when:

•	either:

(1)	all of the debt securities of such series that have been authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation, or

(2)	all of the debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and we or the guarantors irrevocably deposit or cause to be deposited with the trustee funds in trust for the purpose in an amount sufficient to pay the principal of and interest on, and any additional amounts with respect to, the debt securities of such series to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with irrevocable instructions directing the trustee to apply the funds to the payment of the debt securities of such series at the stated maturity or redemption date, as the case may be;

•	we or any guarantor, as the case may be, has paid or caused to be paid all other sums payable under such indenture by us in respect of the outstanding debt securities of such series; and

•

we or any guarantor, as the case may be, has delivered to the trustee an officers’ certificate and an opinion of counsel satisfactory to the trustee, each stating that the foregoing conditions have been complied with.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days;

•	an Event of Default has occurred and is continuing with respect to a global security; or

•	we determine that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will be issued definitive, fully registered form, without interest coupons, shall be of the same series and have an aggregate principal amount equal to that of such global security or portion thereof so exchanged, shall be registered in such names and be in such authorized denominations as DTC shall designate and shall bear any legends required under the indenture.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

The trustee under the indentures will be The Bank of New York Mellon.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our other securities or property. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of Invesco Ltd.’s share capital may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Memorandum of Association and our Bye-Laws, as amended. You should refer to, and read this summary together with, our Memorandum of Association and Bye-Laws to review all of the terms of our share capital that may be important to you. Copies of the Invesco Ltd. Memorandum of Association and amended and restated Bye-Laws are exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Annual Report”). You may obtain copies of our Annual Report at the SEC website at www.sec.gov. The descriptions of the Memorandum of Association and Bye-Laws contained herein are qualified by reference to the actual documents.

Unless the context otherwise requires, references to “shareholder” or “shareholders” means the person(s) whose name(s) appears on a company’s register of members or shareholders and who are the legal owners of the shares concerned.

General

Shares Authorized and Outstanding. The authorized share capital of Invesco Ltd. as of September 30, 2012 is $214 million divided into 1,050,000,000 common shares of par value $0.20 each and 20,000,000 undesignated shares of par value $0.20 each, which may be issued without any prior shareholder approval as common shares or preference shares. As of September 30, 2012, 490,418,659 of Invesco Ltd.’s common shares were issued (including treasury shares).

Voting Rights. In general, and except as provided below, a shareholder who is present in person and entitled to vote at a shareholders’ meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds. On a poll, each shareholder having the right to vote, who is present in person or by proxy, is entitled to one vote for each common share held. Under our Bye-Laws, subject to certain exceptions, including amalgamations and schemes of arrangement, which, in certain circumstances in accordance with the Companies Act 1981, require the affirmative vote of at least three-fourths of the votes cast, any questions proposed for the consideration of the shareholders at any general meeting generally are decided by the affirmative votes of a majority of the votes cast in accordance with our Bye-Laws. At the commencement of any general meeting, two or more persons present in person and representing, in person or by proxy, more than 50 percent of the issued and outstanding shares entitled to vote at the meeting constitute a quorum for the transaction of business.

Our Bye-Laws provide that resolutions put to a vote at a shareholders’ meeting will be decided on a show of hands or by a count of votes received by electronic records, unless a poll is demanded in accordance with our Bye-Laws.

Under our Bye-Laws, a person authorized as a proxy is entitled to attend and speak at shareholders’ meetings, demand or to join demanding a poll, and, on a poll, vote at shareholders’ meetings. A person authorized as a proxy is not entitled to vote on a show of hands.

Action by Written Consent. Under Bermuda law and subject to our Bye-Laws, the Bermuda Companies Act provides that shareholders may take action by resolution in writing signed by the majority of shareholders representing the majority required to pass the resolution if it was considered at a general meeting; our Bye-Laws, however, require a resolution in writing to be signed by 100 percent of shareholders who on the date of the resolution would be entitled to attend that meeting and vote on the resolution.

Listing. Our common shares are listed on the New York Stock Exchange under the symbol “IVZ.”

Sources and Payment of Dividends

Bermuda law does not permit the declaration or payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that a company is, or after the payment is made would be, unable to pay its liabilities as they become due, or the realizable value of such company’s assets would be less, as a result of the payment, than its liabilities. Dividends or distributions of contributed surplus may not be paid out of the company’s share premium account. The excess of the consideration paid on an issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be applied in certain limited circumstances, for example, to pay up unissued shares which may be distributed to shareholders in proportion to their holdings as fully paid bonus shares, but is otherwise subject to limitation. Holders of our common shares are entitled to receive such dividends as lawfully may be declared from time to time by our board of directors.

Rights of Repurchase and Redemption

Upon a resolution of our board of directors, we may generally make open-market purchases of our shares without shareholder approval. Any shares repurchased by Invesco Ltd. would either be cancelled or held as treasury shares in accordance with the Bermuda Companies Act. In addition, we may only repurchase shares if on the date the repurchase is to be effected there are reasonable grounds for believing that Invesco Ltd. can pay its liabilities as they become due at the time of repurchase and thereafter.

Classification of our Board of Directors

Our Bye-Laws provide that the number of directors will be determined by our board of directors. Currently, our board of directors consists of eleven persons divided into three classes. Each director will generally serve a three-year term, with termination staggered according to class.

Liquidation Rights

If Invesco Ltd. is to be wound up, the liquidator may, with the sanction of a resolution of the shareholders, divide amongst the shareholders the whole or any part of the assets of Invesco Ltd. (whether they consist of property of the same kind or not) and may, for this purpose, set such value on these assets as the liquidator deems fair. However, no shareholder will be compelled to accept any shares or other securities or assets whereon there is any liability.

Nomination Procedures

The Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least five percent (5%) of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

Under our Bye-Laws, for nominations or other business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our corporate secretary and such other business must otherwise be a proper matter for shareholder action. Notice is considered timely only if given to our corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual general meeting of shareholders. However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the shareholder of business or the nomination of directors for election or re-election to be brought before the annual general meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual general meeting and not later than the close of business on the later of the 90th day prior to such annual general meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Our Bye-Laws set forth the information that must be furnished to our corporate secretary in order for any such notice to be proper.

Amendment of Bye-laws

Generally, our Bye-Laws may be rescinded, altered or amended, and new Bye-Laws may be made when approved by a resolution of our board of directors and by a resolution of our shareholders. However, our Bye-Laws require the affirmative vote of the holders of at least three-quarters of the total combined voting power of all our issued and outstanding shares in order to amend certain of our Bye-Laws.

Pre-emptive Rights

Under Bermuda law, unless otherwise provided in a company’s Bye-Laws, shareholders of a company are not entitled to pre-emptive rights. Our Bye-Laws do not provide for pre-emptive rights.

Preference Shares

Subject to our Bye-Laws and Bermuda law, our board of directors has the power to issue any of Invesco Ltd.’s unissued shares as it determines, including the power to issue any shares or class of shares with preferred, deferred or other special rights.

Subject to certain limitations contained in our Bye-Laws and any limitations prescribed by applicable law, our board of directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting, and the designation of, any such series, without further vote or action by shareholders. Under our Memorandum of Association and Bye-Laws, there are 20,000,000 undesignated shares that may be issued either as common shares or as preference shares.

Share Class Rights

The rights attached to any class or series may be amended with the written consent of the holders of seventy-five percent (75%) of the issued shares of the class or series being affected or with the sanction of a resolution passed by the holders of not less than seventy-five percent (75%) of the issued shares of that class at a separate general meeting of the holders of the shares of the class or series voting in person or by proxy.

Rights of Inspection

Members of the general public have the right to inspect Invesco Ltd.’s public documents available at the office of the Registrar of Companies in Bermuda and the company’s registered office in Bermuda, which will include the company’s Memorandum of Association (including its objects and powers) and any alteration to the Memorandum of Association and documents relating to any increase or reduction of authorized capital. Shareholders have the additional right to inspect our Bye-Laws, minutes of general meetings and audited annual financial statements, which must be presented to the annual general meeting of shareholders. The register of shareholders is also open to inspection by shareholders or members of the public without charge, and copies are to be provided on request with the payment of the appropriate fee. Invesco Ltd. is also required to maintain a share register in Bermuda, but by giving the required notice to the Bermuda Registrar of Companies, the company may establish a branch register outside of Bermuda. Invesco Ltd. is required to keep at the registered office a register of the company’s directors and officers (containing that information required under Bermuda law), which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Restrictions of Transfer

Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), we may decline to approve or to register any transfer of any shares if a written opinion from counsel has not been obtained to the effect that registration of such shares under the Securities Act is not required, and we must decline to approve or to register any transfer of any share if the transferee has not been approved by applicable governmental authorities if approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda. If we refuse to register a transfer of any share, our corporate secretary must send the transferor and transferee notice of the refusal within one month after the date on which the transfer was lodged. The registration of transfers may be suspended at such times and for such periods as the company may from time to time determine, but registration cannot be suspended for more than 45 days in any year.

Change of Control

Our Bye-Laws contain certain provisions that may impede or delay an unsolicited takeover of the company under certain circumstances. For example, under our Bye-Laws:

•

we are prohibited from engaging, under certain circumstances, in a business combination (as defined in our Bye-Laws) with any interested shareholder (as defined in our Bye-Laws) for three years following the date that the shareholder became an interested shareholder;

•

our board of directors, without further shareholder action, is permitted by our Bye-Laws to issue preference shares, in one or more series, and determine by resolution any designations, preferences, qualifications, privileges, limitations, restrictions, or special or relative rights of an additional series. The rights of preferred shareholders may supersede the rights of common shareholders;

•

our board of directors is classified into three classes with the election years of the members of each class staggered such that the members of only one of the three classes are elected each year. In addition, shareholders may only remove directors for cause (as defined in our Bye-Laws);

•	our board of directors is authorized to expand its size and fill vacancies; and

•	shareholders cannot act by written consent unless the consent is unanimous.

Transfer Agent

Invesco Ltd.’s U.S. transfer agent is Computershare Shareowner Services LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preference shares, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, preference shares, common shares, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preference shares, common shares, or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preference shares, common shares, or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of the shares of debt securities, preference shares, common shares, or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”) impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include assets of a plan described in (a) or (b) by reason of such plan’s investment in such entities, including without limitation, an insurance company general account (each of (a), (b) and (c), a “Plan”) and (d) persons who have certain specified relationships to Plans (“parties in interest” under ERISA and “disqualified persons” under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and “parties in interest” or “disqualified persons” with respect to such Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code. Governmental plans, certain church plans and non-U.S. plans, while not subject to Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to similar laws.

Prohibited Transactions

The issuer, the trustee, the underwriters or certain affiliates thereof may be “parties in interest” or “disqualified persons” with respect to a number of Plans. A purchase of the offered securities by any such Plan would be likely to result in a prohibited transaction. In addition, investment in the offered debt securities by such a Plan could be deemed to constitute a prohibited extension of credit between the Plan and a “party in interest.”

Such transactions may, however, be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA, which exempts certain transactions between a plan and a non-fiduciary service provider to such Plan, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company separate accounts; PTCE 91-38 which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager;” or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment. If a purchase or transfer were to result in a non-exempt prohibited transaction, such purchase or transfer may have to be rescinded. By its purchase, each investor will be deemed to have represented on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either (i) it is not a Plan that is subject to the prohibited transaction rules of ERISA or the Code or a governmental, church or non-U.S. plan subject to similar laws, or (ii) its purchase, holding and disposition of the offered securities will not constitute a non-exempt prohibited transaction by reason of application of one or more statutory or administrative exemptions under ERISA or the Code (or in the case of a governmental, church or non-U.S. plan, any similar exemption under any similar laws).

The sale of any offered securities to a Plan or plan subject to similar laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

•	We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•

loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the common shares, which are listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preference shares or warrants on any securities exchange; any such listing with respect to any particular debt securities, preference shares or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the Commission. We make available through our website at http://www.invesco.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the Commission at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public on the Commission’s website at www.sec.gov.

INCORPORATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the Commission after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus, until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated, except that any such reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K and not filed shall not be deemed incorporated by reference herein. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

•	our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012;

•	our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2012;

•	our Current Report on Form 8-K filed with the SEC on May 18, 2012; and

•

the description of our common shares contained in our registration statement on Form 8-A, filed on May 16, 2008, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

Invesco Ltd.

Two Peachtree Pointe

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

Attn: Office of the Secretary

(404) 892-0896

E-mail: company.secretary@invesco.com

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

LEGAL MATTERS

The validity of the preference shares and common shares offered hereby has been passed upon by Appleby (Bermuda) Limited, Bermuda counsel to Invesco. The validity of the warrants, subscription rights, and unsecured senior or subordinated debt securities and guarantees thereof offered hereby has been passed upon by Alston & Bird LLP, U.S. counsel to Invesco. Certain matters of English law in connection with Invesco Finance PLC and Invesco Holding Company Limited have been passed upon by Linklaters LLP, English counsel to Invesco Ltd.

EXPERTS

The consolidated financial statements of Invesco Ltd. appearing in our Annual Report on Form 10-K/A for the year ended December 31, 2011, and the effectiveness of Invesco Ltd.’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	*
Trustee fees and expenses	$5,000
Printing and distributing	$—
Legal fees and expenses	$70,000
Accounting fees and expenses	$7,000
Miscellaneous	$—

Total	$82,000

*	Deferred in reliance on Rule 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers.

Pursuant to its Amended and Restated Bye-Laws, Invesco Ltd. will indemnify its officers, directors and employees to the fullest extent permitted by Bermuda law. Such indemnity will extend, without limitation, to any matter in which an officer, director or employee of Invesco may be guilty of negligence, default, breach of duty or breach of trust in relation to Invesco or any of its subsidiaries, but will not extend to any matter in which such officer, director or employee is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty of any fraud or dishonesty in relation to Invesco.

The Companies Act 1981 (Bermuda) enables companies to purchase and maintain, and Invesco’s Bye-laws permit Invesco to purchase and maintain, insurance for directors and officers against any liability arising from negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to the company. Invesco maintains such policies of insurance on its officers and directors.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

See the Exhibit Index, which is incorporated into this registration statement by reference.

(b)	Financial Statement Schedules

Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of November, 2012.

Invesco Ltd.

By:	/s/ Martin L. Flanagan
Martin L. Flanagan Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Martin L. Flanagan Martin L. Flanagan	President, Chief Executive Officer (Principal Executive Officer) and Director	November 5, 2012

/s/ Loren M. Starr Loren M. Starr	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	November 5, 2012

/s/ Roderick G.H. Ellis Roderick G.H. Ellis	Group Controller and Chief Accounting Officer (Principal Accounting Officer)	November 5, 2012

/s/ Rex D. Adams Rex D. Adams	Director	November 5, 2012

/s/ Sir John Banham Sir John Banham	Director	November 5, 2012

/s/ Joseph R. Canion Joseph R. Canion	Director	November 5, 2012

/s/ C. Robert Henrikson C. Robert Henrikson	Director	November 5, 2012

/s/ Ben F. Johnson, III Ben F. Johnson, III	Director	November 5, 2012

/s/ Denis Kessler Denis Kessler	Director	November 5, 2012

/s/ Edward P. Lawrence Edward P. Lawrence	Director	November 5, 2012

/s/ J. Thomas Presby J. Thomas Presby	Director	November 5, 2012

/s/ James I. Robertson James I. Robertson	Director	November 5, 2012

/s/ Phoebe A. Wood Phoebe A. Wood	Director	November 5, 2012

Authorized Representative in the United States:

/s/ Loren M. Starr
Name: Loren M. Starr
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of November, 2012.

Invesco Finance PLC

By:	/s/ Loren M. Starr
Loren M. Starr Director

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Loren M. Starr Loren M. Starr	Director	November 5, 2012

/s/ Kevin M. Carome Kevin M. Carome	Director	November 5, 2012

/s/ Robert H. Rigsby Robert H. Rigsby	Director	November 5, 2012

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of November, 2012.

Invesco Finance, Inc.

By:	/s/ Loren M. Starr
Loren M. Starr President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Loren M. Starr Loren M. Starr	President, (Principal Executive Officer) Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer) and Director	November 5, 2012

/s/ Kevin M. Carome Kevin M. Carome	Executive Vice President and Director	November 5, 2012

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of November, 2012.

Invesco Holding Company Limited

By:	/s/ Loren M. Starr
Loren M. Starr
Director

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Loren M. Starr	Director	November 5, 2012
Loren M. Starr

/s/ Kevin M. Carome	Director	November 5, 2012
Kevin M. Carome

/s/ Robert H. Rigsby	Director	November 5, 2012
Robert H. Rigsby

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of November, 2012.

IVZ, Inc.

By:	/s/ Loren M. Starr
Loren M. Starr
Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Loren M. Starr	President, Chief Executive Officer,	November 5, 2012
Loren M. Starr	(Principal Executive Officer) Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer) and Director

/s/ Kevin M. Carome	Executive Vice President and Director	November 5, 2012
Kevin M. Carome

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of November, 2012.

Invesco Management Group, Inc.

By:	/s/ Philip A. Taylor
Philip A. Taylor
Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Philip A. Taylor	Chairman, President, Chief Executive	November 5, 2012
Philip A. Taylor	Officer (Principal Executive Officer) and Director

/s/ Roderick G.H. Ellis	Group Controller and Chief Accounting	November 5, 2012
Roderick G.H. Ellis	Officer (Principal Accounting Officer)

/s/ Gary K. Wendler	Senior Vice President and Director	November 5, 2012
Gary K. Wendler

/s/ John M. Zerr	Senior Vice President, General Counsel,	November 5, 2012
John M. Zerr	Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 5th day of November, 2012.

Invesco Advisers, Inc.

By:	/s/ Philip A. Taylor
Philip A. Taylor
Chief Executive Officer

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Martin L. Flanagan	Chairman	November 5, 2012
Martin L. Flanagan

/s/ Philip A. Taylor	President, Chief Executive Officer	November 5, 2012
Philip A. Taylor	(Principal Executive Officer) and Director

/s/ Loren M. Starr	Chief Financial Officer (Principal	November 5, 2012
Loren M. Starr	Financial Officer)

/s/ Roderick G.H. Ellis	Group Controller and Chief Accounting	November 5, 2012
Roderick G.H. Ellis	Officer (Principal Accounting Officer)

/s/ Gary K. Wendler	Senior Vice President and Director	November 5, 2012
Gary K. Wendler

/s/ John M. Zerr	Senior Vice President, General Counsel,	November 5, 2012
John M. Zerr	Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of November, 2012.

Invesco North American Holdings, Inc.

By:	/s/ Loren M. Starr
Loren M. Starr President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin L. Flanagan and Kevin M. Carome, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the registration statement on Form S-3 and any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Loren M. Starr Loren M. Starr	President, (Principal Executive Officer) Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer) and Director	November 5, 2012

/s/ Kevin M. Carome Kevin M. Carome	Executive Vice President and Director	November 5, 2012

EXHIBIT INDEX

1.1	Form of Underwriting Agreement*

3.1	Memorandum of Association of Invesco Ltd., incorporating amendments up to and including December 4, 2007, incorporated by reference to exhibit 3.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

3.2	Amended and Restated Bye-Laws of Invesco Ltd., incorporating amendments up to and including December 4, 2007, incorporated by reference to exhibit 3.2 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

4.1	Specimen Certificate for Common Shares of Invesco Ltd., incorporated by reference to exhibit 4.1 to Invesco’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 12, 2007

4.2	Form of Senior Indenture to be entered into among Invesco Ltd., Invesco Finance, Inc., Invesco Finance PLC, the Guarantors named therein and The Bank of New York Mellon, as trustee.

4.3	Form of Subordinated Indenture to be entered into among Invesco Ltd., Invesco Finance, Inc., Invesco Finance PLC, the Guarantors named therein and The Bank of New York Mellon, as trustee.

4.4	Form of Senior Debt Security (included in exhibit 4.2)

4.5	Form of Subordinated Debt Security (included in exhibit 4.3)

4.6	Form of Preference Share Certificate*

4.7	Form of Warrant Agreement (including form of warrant certificate)*

4.8	Form of Subscription Rights Agreement (including form of subscription rights certificate)*

5.1	Opinion of Appleby (Bermuda) Limited

5.2	Opinion of Alston & Bird LLP

5.3	Opinion of Linklaters LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.2)

23.4	Consent of Linklaters LLP (included in Exhibit 5.3)

24.1	Power of Attorney (included in signature pages hereto)

25.1	Form T-1 Statement of Eligibility and Qualification under the TIA of 1939 of The Bank of New York Mellon. under the Senior Indenture and the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.